UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2012
Date of Report (Date of earliest event reported)

ONTECO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19495 Biscayne Blvd. Suite 411 Aventura, Florida	33180
(Address of principal executive offices)	(Zip Code)

(305) 932-9795
 Registrant’s telephone number, including area code

N/A
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective on January 24, 2012,  the Board of Directors of Onteco Corporation, a Nevada corporation (the "Company"), authorized the issuance of an aggregate 50,000,000 shares of its restricted common stock at a per share price of $0.001. Of the 50,000,000 shares of restricted common stock issued, an aggregate 30,000,000 shares were issued to Dror Svorai, the President/Chief Executive Officer of the Company, in recognition of his outstanding services, loyalty and dedication to the Company during the period of November 23, 2011 through January 23, 2011. Of the 50,000,000 shares of restricted common stock issued, an aggregate 20,000,000 shares were issued to Jon Cooper, the President of NexPhase Lighting Inc., the wholly-owned subsidiary of the Company, in recognition of his business accomplishments  to the Company during fiscal year 2011.

The shares of common stock were issued to the two individuals in reliance on Regulation 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The individuals acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.
Not applicable.

(b) Pro forma Financial Information.
Not applicable.

(c) Shell Company Transaction.
Not applicable.

(d) Exhibits.
Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONTECO CORPORATION

DATE: January 30, 2012	/s/ Dror Svorai
Dror Svorai
President/Chief Executive Officer

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